Exhibit 99.2

Civista Bancshares, Inc. Announces Pricing of Public Offering of Common Shares

Sandusky, Ohio – July 10, 2025 /PRNewswire/ — Civista Bancshares, Inc. (NASDAQ: CIVB) (“Civista”), parent company of Civista Bank, today announced the pricing of an underwritten public offering of 3,294,120 common shares at a price of $21.25 per share, for an aggregate offering amount of $70.0 million. Civista also granted the underwriters a 30-day option to purchase up to an additional 494,118 common shares.

The aggregate gross proceeds of the offering will be approximately $70.0 million before discounts and expenses. Assuming full exercise by the underwriters of their option to purchase additional common shares, the aggregate gross proceeds of the offering would be approximately $80.5 million before discounts and expenses. Civista plans to use the net proceeds from the offering for general corporate purposes, which may include supporting organic growth opportunities and future strategic transactions. The offering is expected to close on July 14, 2025, subject to customary closing conditions.

Piper Sandler & Co. is serving as the sole book-running manager. D.A. Davidson & Co., Hovde Group, LLC, Janney Montgomery Scott LLC, Keefe, Bruyette & Woods, A Stifel Company, and Stephens Inc. are serving as co-managers in the offering.

Civista has filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement (including a prospectus) on Form S-3 (File No. 333-282560) and a preliminary prospectus supplement dated July 10, 2025 for the offering of its common shares to which this press release relates, and Civista will file a final prospectus supplement relating to the common shares. Before you invest, you should read the preliminary prospectus supplement and the accompanying prospectus, including the information incorporated by reference therein, and the other documents Civista has filed and will file with the SEC for more complete information about Civista and the offering. The offering will be made only by means of the prospectus supplement and accompanying prospectus that forms a part of the registration statement, copies of which may be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov, or by request from Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, or by phone at 1-800-747-3924, or by email at prospectus@psc.com.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus relating thereto.

About Civista Bancshares, Inc.

Civista Bancshares, Inc. is a $4.1 billion financial services holding company headquartered in Sandusky, Ohio. Its primary subsidiary, Civista Bank, was founded in 1884 and provides full-service banking, commercial lending, mortgage, wealth management, and commercial equipment leasing services. Today, Civista Bank operates 42 locations across Ohio, Southeastern Indiana, and Northern Kentucky. Civista’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings Civista makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in the reports Civista files with the SEC, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, in “Item 1A. Risk Factors” of Part II of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and any additional risks identified in Civista’s subsequent Forms 10-Q. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

For additional information, contact:

Dennis G. Shaffer

CEO and President

Civista Bancshares, Inc.

888-645-4121